EXHIBIT 1A-11A

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form 1-A-A1 of our report dated September 16, 2021, relating to the financial statements of ADGS Advisory, Inc. as of August 31, 2020 and 2019 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

November 22, 2021